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                                                                    EXHIBIT 99.5

                               GROVE HOLDINGS LLC
                          GROVE HOLDINGS CAPITAL, INC.

                            OFFER TO EXCHANGE THEIR
                  11 5/8% SENIOR DISCOUNT DEBENTURES DUE 2009,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993,
                      AS AMENDED, FOR ANY AND ALL OF THEIR
            OUTSTANDING 11 5/8% SENIOR DISCOUNT DEBENTURES DUE 2009

To Our Clients:

    Enclosed for your consideration is a Prospectus dated             , 1998 (as
the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Grove Worldwide LLC, a Delaware limited liability company (the "Company" or "Grove"), and Grove Capital, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Grove Capital" and, together with the Company, the "Issuers"), to exchange up to $88,000,000 in aggregate principal amount at maturity of their 11 5/8% Senior Discount Debentures due 2009 (the "Exchange Debentures") for a like principal amount at maturity of their outstanding 11 5/8% Senior Discount Debentures due 2009 of the Issuers (the "Senior Discount Debentures") that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

    The material is being forwarded to you as the beneficial owner of Senior Discount Debentures carried by us for your account or benefit but not registered in your name. A tender of any Senior Discount Debentures may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuers urge beneficial owners of Senior Discount Debentures registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Senior Discount Debentures in the Exchange Offer.

    Accordingly, we request instructions as to whether you wish us to tender any or all of the Senior Discount Debentures held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Senior Discount Debentures.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Senior Discount Debentures on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON             , 1998, UNLESS EXTENDED (THE
"EXPIRATION DATE"). Senior Discount Debentures tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

    Your attention is directed to the following:

        l. The Exchange Offer is for the exchange of $1,000 principal amount at maturity of the Exchange Debentures for each $1,000 principal amount at maturity of the Senior Discount Debentures. $225,000,000 aggregate principal
    amount of the Senior Discount Debentures was outstanding as of             ,
    1998. The terms of the Exchange Debentures are substantially identical (including principal amount, interest rate, maturity and ranking) to the terms of the Senior Discount Debentures, except that the Exchange Debentures
    (i) are not subject to certain restrictions on transfer applicable to the Senior Discount Debentures and (ii) are not entitled to certain registration rights which are applicable to the Senior Discount Debentures under a registration rights agreement (the "Registration Rights Agreement") among the Issuers and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Chase Securities Inc. ("Chase Securities" and together with DLJ, the "Initial Purchasers").
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        2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS, SEE "THE
    EXCHANGE OFFER -- CERTAIN CONDITIONS TO THE EXCHANGE OFFER" IN THE
    PROSPECTUS.

        3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on , 1998, unless extended.

        4. The Issuers have agreed to pay the expenses of the Exchange Offer except as provided in the Prospectus and the Letter of Transmittal.

        5. Any transfer taxes incident to the transfer of Senior Discount Debentures from the tendering Holder to the Issuers will be paid by the Issuers, except as provided in the Prospectus and the Letter of Transmittal.

    The Exchange Offer is not being made to nor will exchange be accepted from or on behalf of holders of Senior Discount Debentures in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

    If you wish to have us tender any or all of your Senior Discount Debentures held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO TENDER SENIOR DISCOUNT DEBENTURES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.
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                                  INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein in connection with the Exchange Offer of the Issuers relating to the Senior Discount Debentures, including the Prospectus and the Letter of Transmittal.

    This form will instruct you to exchange the aggregate principal amount of Senior Discount Debentures indicated below (or, if no aggregate principal amount is indicated below, all Senior Discount Debentures) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.

                 Aggregate Principal Amount of Senior Discount
                           Debentures to be exchanged
                           $________________________*

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

*I (we) understand that if I (we) sign these
instruction forms without indicating an       -------------------------------------------
aggregate principal amount of Senior
Discount Debentures Signature(s) in the       -------------------------------------------
space above, all Senior Discount Debentures   Signature(s)
held by you for my (our) account will be
exchanged.                                    -------------------------------------------
                                              Capacity (full title), if signing in a
                                              fiduciary or representative capacity
                                              -------------------------------------------
                                              -------------------------------------------
                                              -------------------------------------------
                                              Name(s) and address, including zip code
                                              Date:
                                              ------------------------------------------
                                              -------------------------------------------
                                              Area Code and Telephone Number
                                              -------------------------------------------
                                              Taxpayer Identification or Social Security
                                              Number
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